Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75010 of Nassda Corporation on Form S-8 of our report dated December 3, 2004, appearing in this Annual Report on Form 10-K of Nassda Corporation for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
December 10, 2004